As filed with the Securities and Exchange Commission on July 17, 2006
                                                       Registration No. 333-5493
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            SOURCECORP, INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                      7389                      75-2560895
(State or other jurisdiction    (Primary Industrial           (I.R.S. Employer
     of Incorporation)       Classification Code Number)  Identification Number)

                        3232 McKinney Avenue, Suite 1000
                               Dallas, Texas 75204
                                 (214) 740-6500
                   (Address, including zip code, and telephone
             number, Including area code, of registrant's principal
                               executive offices)


                               F.Y.I INCORPORATED
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                  Ed H. Bowman
                      President and Chief Executive Officer
                            SOURCECORP, Incorporated
                              3232 McKinney Avenue
                                   Suite 1000
                               Dallas, Texas 75204
                                 (214) 740-6500
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                            Charles S. Gilbert, Esq.
                            SOURCECORP, Incorporated
                              3232 McKinney Avenue
                                   Suite 1000
                               Dallas, Texas 75204
                                 (214) 740-6500


Approximate  date of  commencement of proposed sale of securities to the public:
As promptly as practicable after the effective date of this registration statement

                                ---------------

If the securities being registered on this Form are offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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


                          DEREGISTRATION OF SECURITIES

     On June 7, 1996, Sourcecorp, Incorporated, a Delaware corporation (the "Company"), filed a registration statement (the "Registration Statement") on Form S-8 (SEC File No. 333-5493) to register 2,018,500 shares of the Company's common stock under its 1995 Stock Option Plan (the "Plan"), including an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Plan.


     On June 1, 2006, the Company's stockholders voted to adopt a merger agreement providing for the merger of affiliates of Apollo Management, L.P.("Apollo") with and into the Company (the "Merger") at a special meeting of the Company's stockholders. Upon consummation of the Merger, the Company will be owned by a sole stockholder affiliated with Apollo, and the Company's common stock will no longer be publicly traded. As a result, the Company wishes to terminate all offerings of its securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration all common stock under the Registration Statement which remain unsold as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 17, 2006.


                                             Sourcecorp, Incorporated

                                       By:   /s/ Ed H. Bowman, Jr.
                                             ----------------------------------
                                             Ed H. Bowman, Jr
                                             President and CEO


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 has been signed below by the following persons in the capacities and on the date indicated below.

    Signature                          Title                           Date
----------------------   ------------------------------------      ------------

/s/ Ed H. Bowman, Jr.
----------------------
Ed H. Bowman, Jr.        Director, President and Chief Executive   July 17, 2006
                         Officer (Principal Executive Officer)

/s/ Marc E. Becker
----------------------
Marc E. Becker           Director and Chairman                     July 17, 2006

/s/ Andrew Africk
----------------------
Andrew Africk            Director                                  July 17, 2006

/s/ Matthew H. Nord
----------------------
Matthew H. Nord          Director                                  July 17, 2006

/s/ Brian S. Stern
----------------------
Brian S. Stern           Director                                  July 17, 2006